Q3 2018 Sterling Construction Company Inc Earnings Call Houston Nov 7, 2018 (Thomson StreetEvents) -- Edited Transcript of Sterling Construction Company Inc earnings conference call or presentation Tuesday, November 6, 2018 at 2:00:00pm GMT CORPORATE PARTICIPANTS Jennifer Maxwell, Sterling Construction Company, Inc. - Director of IR Joseph A. Cutillo, Sterling Construction Company, Inc. - CEO, President & Director Ronald A. Ballschmiede, Sterling Construction Company, Inc. - Executive VP, CFO, CAO & Treasurer CONFERENCE CALL PARTICIPANTS Jonathan DeCourcey Tahira Afzal, KeyBanc Capital Markets Inc., Research Division - MD, Associate Director of Equity Research, and Equity Research Analyst William James Newby, D.A. Davidson & Co., Research Division - Senior Research Associate PRESENTATION Operator Greetings, and welcome to Sterling Construction Third Quarter 2018 Earnings Conference Call. (Operator Instructions) As a reminder, this conference is being recorded. It is now my pleasure to introduce your host, Jennifer Maxwell, Director of Investor Relations. Thank you. You may begin. Jennifer Maxwell, Sterling Construction Company, Inc. - Director of IR Thank you, Christine. Good morning to everyone joining us. Welcome to Sterling's 2018 Third Quarter Earnings Conference Call. I'm pleased to be here today to discuss our third quarter result with Joe Cutillo, Sterling's Chief Executive Officer; and Ron Ballschmiede, Sterling's Chief Financial Officer. Joe will open the call with commentary on the overall performance of the company and color around our markets. Ron will follow that up with the detailed discussion of the financial results for the quarter. Following that, we will open the call up for questions. I would like to begin with an overview of the company's safe harbor language. Some of the discussions today may include forward- looking statements. Actual results could differ materially from statements made today. Please refer to Sterling's most recent 10-K and 10-Q filings for a more complete description of risk factors that could affect these projections and assumptions. The company assumes no obligation to update forward-looking statements as a result of new information, future events, or otherwise. With that out of the way, I'd like to turn the call over to Joe. Joseph A. Cutillo, Sterling Construction Company, Inc. - CEO, President & Director Thanks, Jennifer, and good morning, everyone. In the third quarter, mother nature threw everything at us but the kitchen sink. We had 28 consecutive days of rain in Houston. We saw 4 years of average rainfall hit the Austin-San Antonio market in 1 week. We had almost 20 inches of rain drench Dallas, Fort Worth in the month of September and felt the aftermath of tropical storms in Arizona, of all places. The quarter really tested the grit of our team and the strength of our strategy. And I'm happy to say, even with all the challenges we faced, our employees stepped up to the plate and did an outstanding job. We met our expectations, and we had another great quarter. Versus prior year, our revenues were down slightly, but our net income was up 25%. Gross margin was up 70 basis points. Our combined backlog grew 29%, and our margin in combined backlog grew over 50 basis points. We won over $90 million of nonheavy highway work and saw our average combined backlog margins hit 9%. We reduced our debt by 14% and grew our cash balance to almost $90 million. We remain committed to our strategy, which focuses on growing the bottom line while diversifying our customers and reducing risk. The results of the third quarter clearly show the effectiveness of this strategy and delivered more net income than the first 3 quarters of 2017 combined. Now let's talk a little bit about our markets. Both our heavy civil and residential markets remain very robust. With record backlog and growing margins in the heavy civil and record starts in residential, we do not see either market down -- either market slowing down anytime soon. On the heavy civil side, we are seeing strong growth throughout the Rocky Mountains and Texas. In addition, we were delighted to see a 5-year federal aviation bill pass in the third quarter, as we continue to increase our focus in this market. This bill is equivalent to the FAST Act bill for heavy highway that was passed in 2015. On the residential side, we are seeing continued double-digit growth in both Dallas and Houston markets and have seen no slowdown due to increased interest rates or material inflation. Housing prices in Texas remain relatively low compared to the other states from which the 1,000-plus people per day are relocating from. In addition, Dallas was recently named as one of the 3 finalists for the new Amazon headquarters. With that, I'd like to turn it over to Ron to give you more details on the quarter and the full year. Ron? Ronald A. Ballschmiede, Sterling Construction Company, Inc. - Executive VP, CFO, CAO & Treasurer Thanks, Joe, and good morning. I am pleased to discuss another strong quarter of operating results. As a reminder, we celebrated our first anniversary of the Tealstone acquisition on April 3, 2018, so our third quarter operating results have consistent operating units. For the 9-month period, the results of the acquisition are included in all 3 quarters of 2018 and included in the -- in only the second and third quarters of 2017.

At September 30, 2018, our heavy civil construction segment backlog was $833 million compared to $744 million at the beginning of 2018. The gross margin in backlog was 8.7% at September 30, 2018, up 30 basis points from the beginning of 2018. Combined backlog, which includes our backlog and our unsigned low-bid awards, totaled $1,175,000,000, the highest in Sterling's history. The combined backlog gross margin was 9% as of September 30, 2018, an increase from 8.3% at the beginning of 2018. Our Heavy Civil Construction combined backlog book-to-burn factor was 153% for the third quarter of 2018 and was 127% for the first 9 months of 2018. Just a reminder that our backlog figures are comprised entirely of the heavy civil construction projects. Residential construction, which accounted for 13% of our revenue in the third quarter, does not report backlog, reflecting the short-term performance cycle of residential concrete foundations, which is typically less than 2 weeks. Consolidated revenues for the third quarter of 2018 were $291 million, $13 million or 8.3% lower than Q3 '17, which was consistent with our expectations and our annual guidance. Our heavy civil construction revenue declined by $8.7 million or 3.3% over the prior year. The residential construction segment Q3 2018 revenues of $37 million reflected a decrease of 10.3% over the third quarter of '17. Consistent with our expectations, the heavy civil third quarter 2018 revenue decline is primarily attributable to $33 million of lower revenues from our 2 majority-owned construction joint venture projects that are nearing successful completion. The decline was partially offset by higher commercial, aviation and other heavy highway revenues. We expect that the fourth quarter 2018 year-over-year revenue decline of approximately $25 million attributable to the same substantially complete construction joint ventures, which we believe will be essentially offset by stronger revenues in the quarter. The decreased revenues in residential construction reflect the impact of record-setting rainfall in Texas during 2018 third quarter, which drove a 19% decrease in the number of foundations poured. As a result of the continuing strong Dallas, Fort Worth and Houston housing markets, the third quarter difficult weather combined causes us the good news of entering the fourth quarter with a record number of foundations on order. Gross profit was $31.5 million in the Q3 2018 quarter, an increase of $900,000 from the prior year comparable quarter. Gross margin grew 70 basis points to 10.8%. The increased margins principally reflect an improved mix and execution of heavy construction -- heavy civil construction projects, driven by higher commercial and aviation-related activities and favorable substantial completion of several significant projects. Despite the significant record rain-delayed residential revenues, our gross margin remain consistent with past periods, reflecting the advantages of its variable cost operating model. G&A expense for the third quarter of 2018 was $11.7 million compared to $13.1 million in the prior year quarter. The dollar decline in G&A was substantially attributable to lower prebid activities for design, build and other alternative delivery projects in 2017 quarter. As a percent of revenues, G&A expense decreased 30 basis points to 4% in the third quarter of 2018. The decrease is attributable to lower spending in the quarter. Other operating expense for the 2018 third quarter was $5.5 million, an increase of $600,000 from the comparable 2017 quarter. The increase was primarily the result of higher members interest expense in 2018. We believe that our full year 2018 other operating expense will be approximately $13.5 million, up $1.5 million from our prior expectations, principally driven by higher earnings from our consolidated 50% owned subsidiaries, driving members' interest expense up. Our operating income for the third quarter of 2018 totaled $14.3 million, an improvement of $1.7 million over the comparable 2017 quarter. From an operating segment standpoint, heavy civil construction accounted for $2.2 million of the operating income improvement, while revenue -- while residential construction declined by $500,000 due to its lower revenue. Both heavy construction and residential construction delivered solid Q3 2018 operating margins. Heavy civil construction operating margins improved to 3.6% in the third quarter of 2018 from 2.6% in the 2017 period, while residential construction improved to 14.1% from 13.9% in the respective 2018 and '17 quarters. Interest expense for the third quarter of 2018 was $2.8 million, down from $3.5 million in the 2017 third quarter. The decline was due to lower year-over-year borrowings, offset somewhat by higher interest rates. As we discussed in our second quarter earnings call, we expected our noncash interest -- noncash income tax expense to increase incrementally by $1.5 million in the last half of 2018 for changes in our deferred income tax position. We reported $1.3 million or $0.05 per share of this increase in the third quarter of 2018. The balance of the expected incremental income tax expense will be recorded in the fourth quarter of 2018. We expect our full year 2018 income tax expense to total slightly less than $2 million. Finally, our noncontrolling owners interest expense totaled $1.3 million for the third quarter of 2018, down $400,000 from the comparable 2017 quarter. We expect our noncontrolling owners interest to total approximately $3.8 million for the full year of 2018. The net effect of all these items resulted in third quarter 2018 net income of $18.9 million (sic) [$8.9 million] or net income per diluted share of $0.33 compared to the third quarter of 2017 net income of $7.1 million or $0.26 per diluted shares. EBITDA for the trailing 12 months ended September 30, 2018, totaled $52.3 million, a significant increase from the $29 million of EBITDA over the trailing 12 months ended September 30, 2017. Moving to our balance sheet. We ended the third quarter of 2018 with a cash balance of $89.3 million compared to $66.6 million at the end of the second quarter of 2018. The components of our third quarter 2018 cash balance includes generally available cash of $51.1 million, consolidated 50% owned subsidiary cash of $25.3 million and construction joint venture cash of $12.9 million. Our net cash flow provided from operating activities for the 9 months ended September 30, 2018, totaled $23.8 million compared to $5.8 million for the comparable period of 2017. Our growth CapEx totaled $9.5 million for the first 3 quarters of 2018 compared to $8.3 million for the comparable 2017 period. In July 2018, we made an additional term loan prepayment of almost $6 million, bringing our total prepayments to $10.4 million for the first 9 months of 2018.

Consistent with our historical seasonal trends, we expect our consolidated cash balance to increase in the fourth quarter of the year and our cash flows from operating activities to continue to exceed our full year projected operating income. Now I'll turn it back over to Joe. Joseph A. Cutillo, Sterling Construction Company, Inc. - CEO, President & Director Thanks, Rob. I want to thank all the 2,000-plus Sterling employees for another impressive quarter, and our 13th consecutive year- over-year quarterly improvement. This quarter really demonstrated the strength and the value of our strategy as well as the robustness of our markets. Versus prior year, we were able to increase our net income 25% while overcoming our tax and weather headwinds, which were approximately $0.10 to $0.12 per share. We increased our combined backlog 29% while increasing combined backlog margins by over 50 basis points. We reduced our debt 14% while increasing our cash to a net cash positive position. With the strength of our performance and the health of our markets, we remain very bullish on the remainder of 2018 and believe 2019 will be yet another outstanding year. And with that, I'd love to open it up for some questions. QUESTIONS AND ANSWERS Answer – Operator: (Operator Instructions) Our first question comes from the line of Tahira Afzal with KeyBanc. Analyst: Tahira Afzal, KeyBanc Capital Markets Inc., Research Division - MD, Associate Director of Equity Research, and Equity Research Analyst Question – Tahira Afzal: I guess, first question, when I do the rough math on the burn rate you're seeing and really the backlog and outlook, which seems very upbeat, Joe, is there anything that could stop you from really having mid- to high single-digit revenue growth next year? Answer – Joseph A. Cutillo: No. Based on the backlog that we have and what we see in the markets there, we still see the Dallas market growing 10% to 12% next year on the residential side. We'll probably see a similar increase on the commercial side. And then the heavy highway, based on our backlog, will be, we can say, 3% to 5%. I would say, it'd be closer to 5% than the 3%. And depending on how fast -- a couple of the recent project wins that we have are really nice because they're alternative delivery. We have design-build component of it, so it just depends on how fast they kick off in 2019 and how much of those we can pull into the year. Question – Tahira Afzal: Got it. And I assume the -- this doesn't take a potential civil infrastructure bill into play, Joe. What if you were to see some movement over there? Answer – Joseph A. Cutillo: Yes, that's right. Everything we're talking about assumes no incremental infrastructure bill. However, today is election day. And we'll see what happens. We were very pleasantly surprised to see the airport bill passed in the midst of the elections and everything happening. I didn't anticipated that, that would really happen until first quarter of 2019, so that was a positive surprise. There is a water bill that appears to be going through. And right after that, what everybody seems to be talking about, the Congress and the Senate, is the transportation bill. so let's keep our fingers crossed. I'm still optimistic, in the first half of next year, we have a good chance of something going through. Question – Tahira Afzal: Got it, Joe. And I'll ask one last question, if I may. To the extent we see a bill go through, how tight is labor? what kind of organic growth rate can you support? Answer – Joseph A. Cutillo: Yes. Labor -- I'll be honest, on the -- let's start with the heavy civil side, then we'll go to the residential side. Heavy civil, to date, we have been able to support the growth rates, but we are seeing the labor market getting very tight. We're seeing some inflation on the labor rates. We are putting in some sizable escalators in our bids to compensate for that for multiyear jobs. So -- but we're okay on the heavy civil side, just very, very tight. On the residential side, we're in very good shape in the Dallas, Fort Worth markets. Our limiting factor right now to the rate of growth in the Houston market is not customers. We've had great customer acceptance. As a matter of fact, we have more business than we can get labor for. So right now, we actually have a meeting this week on some other strategies that we can enhance and bring on more labor at a faster rate in the Houston market. A good problem to have, but it's a very frustrating problem when you have great customers, the top 3 public companies in the U.S. asking you to take out more and more volume, and you're just trying to bring up crews as fast as you can. Answer – Operator: (Operator Instructions) Our next question comes from the line of Bill Newby with D.A. Davidson. Answer – William James Newby: I guess, we'll start on the civil segment. I guess the margins in that were well above what we had or what we were expecting. Joe, does this -- I mean, with the way that business is operating right now, barring a more significant shift away from the heavy highway work, is this kind of -- I mean does this represent the high end of what you guys can do from a margin perspective? Answer – Joseph A. Cutillo: No. We are -- this is -- hopefully, people are starting to understand the strategy, right, which is 3 elements. On the heavy civil, heavy highway side, we are continuing to improve on execution of performance and continuing to reduce cost of execution to see the margins go up. In addition, as the market gets tighter and tighter, the first 6 months of 2018, we were a little concerned because the pricing in the heavy highway side went flat for 6 months. We saw movement up again in the third quarter, and we're paying close attention to it in the fourth quarter. I will tell you, we raised pricing again at the end of the third quarter, so we're seeing continued movement on the heavy highway side and hope to see that as we go into 2019 and hopefully, all through '19 as we go forward. In addition, as we continue to focus on improving the mix, getting the heavy highway to where it's 50% or less of the business, we're starting to see the fruits of some of that come through, and that's enhancing the margin on top of it. It -- where it's -- we're executing, and it's happening exactly like we said it would, that's the good news. The better news is, if highway continues to increase in margin and it gets up into, what I'll call low double digits, we'll evaluate whether we should be growing that at a faster rate. We have more than enough opportunity to grow the heavy highway business. We continue to be very selective and focus on margin, not revenue growth. Answer – Ronald A. Ballschmiede: And I would add, don't forget about the element of our seasonality. Even with our poor raining quarter, nasty rain, I should say, in Texas, the heavy highway segment gets over 30% of its revenues in the quarter. So of course, volume helps on absorbing overhead, et cetera. I say that because we get beat up in the fourth quarter where our heavy highway business is about 20% of our quarter -- of our revenue. And therefore, we take a bit of a hit in the first quarter. So my only caution is don't just look at the quarter as a go-forward projector. I think you take a rolling 4 quarters or go back to what we think will be for full year's, still double digits in total, still well off in heavy civil. But we won't repeat the heavy civil margin percentages every quarter because of that seasonal phenomenon. Answer – William James Newby: Right, right. Yes, I understand that. And then I guess, on the Tealstone side of the business. I guess, one, great to see you guys kind of sustain that margin in that business despite the lower revenue. Is it fair to say the drag from the Houston expansion is kind of lightening compared to 1 or 2 quarters ago? Answer – Ronald A. Ballschmiede: Yes, I don't think there was much drag. The reality is sort of perverse. The lower revenue results in a percentage lower earnout calculation. So more pennies to each dollar, of course. Once you go up above the threshold on a percentage basis, more pennies go to earnout than not, which is okay with us. It's -- we keep that majority of the earnings. So what that does always knockdown the returns when you -- the operating returns when you get into a very heavy quarter. That's just math. They were near 2 to 4. They're just doing fabulous job and we're making -- we're collectively both of us -- both us and the seller are performing like we book -- like we said. So that's really the impact of that 14 going down to high 13s as we go forward. Nothing to do with operating performance. Answer – Joseph A. Cutillo: So one of the few times you'll ever hear me say that we're actually happier with a slightly lower margins there because we're paying out more earnout and we're both collectively making a lot more money. So... Answer – Ronald A. Ballschmiede: Unfortunately, a 50-50 subsidiaries causing, say phenomenon. You hear me talk about $1.5 million increase in other operating expense. The math means that we have $3 million somewhere else that we're coming into our pocket before give $1.5 million to our partners, which is just fine with me. Answer – William James Newby: Got it. Yes, that makes sense. And now I guess staying with that -- I guess given the pushout that you saw in that business, I mean, how should we think about revenue cadence into the fourth quarter? I mean, is it -- should we still see kind of seasonally it move down from 3Q? Or can you sustain what you did in 3Q on a -- on the revenue side? Answer – Joseph A. Cutillo: Yes, there's no question, our fourth quarter will always dip versus Q3 just because of weather in the Rocky Mountains. We have projects that are mandatory to shut down, okay? So that will always happen. However, if we take a look at the fourth quarter, the nice thing about our work is it doesn't go away, it just gets pushed. So on the residential side, we have record starts going into the fourth quarter. October weather was not great. As a matter of fact, it was as bad as September. However, the reason we are maintaining guidance is we have enough work and enough capacity to execute in November and December in both the residential and the heavy civil side to stay within the range of guidance. The only caveat that I have is if November and December have abnormal weather compared to what we're normally seeing. And the good news is, in November, we've had 5 or 6 days in a row of very little or no rain, we will hit the guidance, and we'll be right there. After September and October, I can't predict out enough, but all I can do is say we have both the backlog and the capacity to still get there. Answer – Ronald A. Ballschmiede: Yes, the seasonal revenue would -- will follow what's historically there, back into the fourth quarter. So we -- I guess, one could say we're doing quarter -- fourth quarter guidance by math. You can tell how much revenue we expect to hit. It's less than 25%, so the history of strongest quarter revenue-wise by far Q3 followed by Q2, followed by Q4 and then the slowest being the first quarter. So that will -- that trend will continue. Answer – Operator: Our next question comes the line of Jon DeCourcey with Canaccord Genuity. Answer – Jonathan DeCourcey: Some of my questions have been answered, so really just hoping you could touch on the (inaudible) and specifically how big of an opportunity does this present and then when do you expect getting to kind of commence the projects coming out of this bill? Is it more of late '19 kind of project bidding start or is it all systems go sooner than that? Answer – Joseph A. Cutillo: You broke after, you said -- I'm assuming you are talking about the airport Bill. Is that correct, Jon? Answer – Jonathan DeCourcey: That's correct. Yes. Answer – Joseph A. Cutillo: Yes, just like the highway bill, what we've seen is kind of 8 to 12 months before these things get ramped up and running at full speed. But what it does do, just like the highway bill, is this ensures the airport -- the airports this Federal Monday is going to be available for them to do projects. However, I will tell you, even before this happens, and we don't know that we'll see a significant increase, it will be more of sustainability, we've been seeing the airport market grow, hit 7% to 8% over the last couple of years and all the projections show that continuing to grow at around 8% over the next 3 to 4 years. Answer – Operator: (Operator Instructions) Mr. Cutillo, we have no further questions at this time. I would now like to turn the floor back over to you for closing comments. Answer – Joseph A. Cutillo: Thanks again, everyone, for joining our call today. If you wish to schedule a call, please feel free to conduct -- to contact our Director of Investor Relations, Jennifer Maxwell, or our partners at The Equity Group. Their contact information can be found at the bottom of the press release. And again, thanks, everybody, and have a great day. Answer – Operator: Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time. Thank you for your participation, and have a wonderful day. StreetEvents transcripts content provided by Thomson Reuters